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                                                                   Exhibit 10.24

                                                        GATX CAPITAL CORPORATION


                                                          MASTER LEASE AGREEMENT
                                                                   NO. _________
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This Master Lease Agreement ("Lease Agreement") is made as of the 31ST day of
MARCH ,1999, between GATX CAPITAL CORPORATION of Four Embarcadero Center, Suite 2200, San Francisco, CA 94111 (the "Lessor") and RHYTHMS NETCONNECTIONS INC having its principal offices at 6933 SOUTH REVERE PARKWAY, SUITE 100, ENGLEWOOD, CO 80112 (the "Lessee").

                              TERMS AND CONDITIONS
1.  DEFINITIONS.

            "Lease Order" shall refer to that document wherein Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor certain Equipment. Each Lease Order shall be signed and submitted by Lessee to Lessor and, when so submitted, shall constitute a firm irrevocable offer by Lessee to lease the Equipment identified on the Lease Order subject to the terms of the Lease Order and this Lease Agreement which, if accepted by Lessor by signing and returning to Lessee one copy of the same within thirty (30) days of the date of the Lease Order shall be deemed a duly executed and in force Lease Order.

      "Initial Term" shall mean the period beginning on the Commencement Date and continuing for the number of months set forth in each Lease Order.

      "Equipment" shall mean the equipment identified in a duly executed and in force Lease Order and all related replacements, parts, additions, software, accessories, alterations and repairs incorporated therein or affixed thereto, together with any items included on the related Lease Order including, but not limited to, training, maintenance, license agreements, etc.

       "Software" shall mean a computer program in any data, program description, media or supporting documentation provided by a licensor as part of the transaction.

            "Delivery and Acceptance Date" shall mean the date that the Equipment listed on the related Lease Order is accepted at Lessee's premises, such date being specified in the related Delivery and Acceptance Receipt. Unless expressly agreed otherwise by the parties or Lessee notifies Lessor in writing that the Equipment has been rejected, the Equipment must be accepted within seven (7) days after the delivery date, and if not accepted by such time the Delivery and Acceptance Date shall be deemed to be seven (7) days after the delivery date.

      "Commencement Date" means, as to the Equipment designated on any Lease Order, where the Delivery and Acceptance Date for such Equipment falls on the first day of the month, that date, or, in any other case, the first day of the month or calendar quarter if so provided in the Lease Order, following the Delivery and Acceptance Date, unless otherwise agreed by the parties.

      "Progress Payment Rider" shall refer to that document wherein the seller of the Equipment requires payment prior to the commencement of a Lease Order and Lessee agrees to make payments prior to the commencement of a Lease Order.

2.  NET LEASE.

      THIS LEASE AGREEMENT TOGETHER WITH EACH LEASE ORDER CONSTITUTES A NET LEASE AND LESSEE'S AGREEMENT TO PAY RENT AND ANY OTHER OBLIGATIONS HEREUNDER AND UNDER ANY APPLICABLE LEASE ORDERS SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON WHATSOEVER. Lessor and Lessee will enter into one or more Lease Orders pursuant to this Lease Agreement. Subject to the terms and conditions of this Lease Agreement and a duly executed and in force Lease Order, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the Equipment described in each Lease Order. This Lease Agreement is a master lease and each Lease Order is subject to the terms of this Lease Agreement. Each Lease Order shall be treated as a separate lease with respect to the Equipment covered by such Lease Order. In the event of any conflict between the language of this Lease Agreement and any Lease Order entered into pursuant hereto, the language of the Lease Order shall prevail with respect to that Lease Order and the Equipment covered thereby. NO EQUIPMENT SHALL BE DEEMED LEASED HEREUNDER UNLESS IT IS THE SUBJECT OF A DULY EXECUTED AND IN FORCE LEASE ORDER.

3.  TERM.

      The term of this Lease Agreement shall commence on the date set forth above and shall continue in effect for the Initial Term of any Lease Order and any extended term as provided herein.

      The term of each lease as to any items of Equipment designated on any Lease Order shall commence on the Delivery and Acceptance Date for such Equipment, and shall continue for the Initial Term and any extended term provided herein.
                      (CONTINUED ON THE FOLLOWING 3 PAGES)
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IN WITNESS WHEREOF, the parties have executed this Lease Agreement effective as of the date first above written.

LESSOR: GATX CAPITAL CORPORATION            LESSEE: RHYTHMS NETCONNECTIONS INC.


SIGNATURE: /s/ Illegible                    SIGNATURE:  /s/ Scott C. Chandler
          -------------------------------             --------------------------
BY:  Illegible                              BY: Scott C. Chandler
   --------------------------------------      ---------------------------------
               (PRINT NAME)                               (PRINT NAME)
TITLE:                                      TITLE: Chief Financial Officer
      -----------------------------------         ------------------------------
DATE:                                       DATE:
     ------------------------------------         ------------------------------


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4. RENTAL. Rental shall begin to accrue on the Delivery and Acceptance Date and
Lessee shall pay to Lessor, as rental for the Equipment during the Initial Term, the rent set forth in the respective Lease Order, which shall be due and payable in advance on the first day of each calendar month or quarter as specified in the Lease Order during such Initial Term plus any extended term (each date being hereinafter called a "Rent Payment Date"), unless modified by a Progress Payment Rider. If the Delivery and Acceptance Date of any Equipment shall be other than the first day of the month, Lessee shall make an initial payment based on the Delivery and Acceptance Date in an amount equal to the fraction of the rent as specified in the related Lease Order for each day from the Delivery and Acceptance Date to (but not including) the Commencement Date. Rent shall be paid to Lessor at the address set forth above or at such other place as Lessor shall designate in writing, or if to an Assignee of Lessor, at such place as such Assignee shall designate in writing, and shall be paid free and clear of all claims, demands or setoffs against Lessor or such Assignee. Whenever any payment by Lessee (of rent or otherwise) is past due hereunder for more than seven (7) days, Lessee shall pay to Lessor, as additional rent, interest on such amount until and including the date of payment, at the lesser of 1.5% per month or the maximum allowable rate of interest permitted by law.

5. TAXES. Lessee covenants to promptly report, file, pay and indemnify and hold Lessor harmless with respect to any and all Taxes, as hereinafter defined. The term "Taxes" as used herein shall mean all taxes (including sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes), and all other governmental fees, charges and assessments (general or special) due, assessed or levied by any foreign, federal, state, county or local government or taxing authority, and any penalties, fines or interest thereon, which are imposed against, upon or relating to the Equipment or the use, registration, rental, shipment, transportation, delivery, ownership or operation thereof, and on or relating to the lease thereof including the rentals or receipts due under this Lease Agreement, but shall not include any taxes solely based upon or measured by the income of Lessor. Lessee will, upon request by Lessor, submit to Lessor written evidence of Lessee's payment of all Taxes due hereunder. Any tax returns filed by Lessee shall show Lessor as the owner of the Equipment.

6. INSTALLATION, USE, MAINTENANCE AND INSPECTION OF EQUIPMENT.
      (a) Lessee shall pay all installation, transportation, rigging, unpacking and repacking, drayage, handling and insurance charges on the Equipment upon delivery to Lessee and upon redelivery to Lessor upon the expiration or earlier termination of the Initial Term or any extension thereof, to such destination as is specified by Lessor within the continental United States of America ("Return Location"). Lessee shall furnish appropriate installation facilities for the Equipment. Lessee represents and warrants that: (i) it has selected all Equipment based on its own judgment and expressly disclaims any reliance upon statements made by Lessor; and (ii) as of the Delivery and Acceptance Date, as between Lessee and Lessor, Lessee shall have unconditionally accepted such Equipment. Lessee shall execute and deliver to Lessor a Delivery and Acceptance Receipt which shall be conclusive evidence that, without limitation, Lessee finds the Equipment complete, in good working order and condition and satisfactory for its requirements.

      (b) Lessee shall comply with all laws, regulations and orders of any governmental branch or agency which relates to the installation, use, possession or operation of the Equipment, and shall use the Equipment in the regular course of its business only, within its normal capacity, without abuse.

      (c) Lessee, at its own expense, shall maintain the Equipment in good operating condition, repair and appearance, and protect the same from deterioration other than normal wear and tear, and shall enter into, and keep in force a maintenance agreement with the manufacturer of the Equipment. Lessee shall cause the manufacturer to keep the Equipment in good and efficient working order, less normal wear and tear in full compliance and in accordance with the provisions of such maintenance agreement and shall furnish evidence of such agreement to Lessor upon request. During Lessee's normal business hours, Lessee shall provide the manufacturer's field engineering representatives with access to the equipment to install engineering changes necessary to keep the Equipment at currently announced engineering change levels. Upon deinstallation of any Equipment, Lessee shall provide Lessor evidence from the manufacturer stating the Equipment is at currently announced engineering change levels and is qualified for the manufacturer's maintenance agreement. The Equipment shall be returned in the same operating order, repair, condition and appearance as on the Delivery and Acceptance Date, reasonable wear and tear excepted.

      (d) During Lessee's normal business hours, upon prior written notice to Lessee and subject to Lessee's reasonable security procedures, Lessee shall permit Lessor or its designee to inspect the Equipment, Lessee's equipment log and maintenance records.

      (e) Prior to delivery of any Equipment, the obligations of Lessor may be suspended to the extent that Lessor is hindered or prevented from complying therewith because of labor disturbances, acts of God, fire, storms, accidents, failure of the manufacturer to deliver any Equipment, governmental regulations or any cause whatsoever not within the control of Lessor.

7. RELOCATION. Lessee shall not move or permit to be moved any Equipment from the location set forth in the applicable Lease Order without the prior written consent of Lessor, which shall not be unreasonably withheld; provided, however, in no event shall any Equipment be moved to a location outside the United States of America. Risk of loss and all costs and expenses incurred in connection with any movement of Equipment shall be the responsibility of Lessee.

8. ALTERATIONS AND MODIFICATIONS. Lessee shall not make modifications, alterations or additions to Equipment (other than normal operating accessories or controls) without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall be entitled to acquire and install, at Lessee's expense, such additional features or options ("Modifications") which (i) will not impair the originally intended function or use of the Equipment in which the Modifications are installed, (ii) will not require removal of any part of the Equipment, (iii) will not interfere with Lessee's ability to obtain and maintain the maintenance contract required by Paragraph 6(c), and (iv) the addition of which will not have an adverse impact upon the value of the underlying Equipment or Lessor's rights therein. Such Modifications shall be of the type which are readily installed and removed without damage to the Equipment so as to restore the Equipment to the condition in which it existed prior to the installation of such Modifications provided, however, that if Lessor so agrees in writing, Lessee shall not be required to remove such Modifications. Any Modifications not so removed shall become the property of Lessor. All Modifications must qualify for the manufacturer's maintenance agreement and be maintained in accordance with Paragraph 6(c) hereof. Lessee hereby grants to Lessor the right and opportunity to first submit or match the last proposal for the lease, financing or supply of any Modification.

9. SOFTWARE. Lessee and Lessor acknowledge that the Equipment may contain or include a description of certain Software in which Lessor and Lessee may have no ownership or other proprietary rights. Where required by the Software owner, manufacturer or distributor, Lessee shall enter into a license or other agreement for the use of such Software. Any Software agreement shall be separate and distinct from this Master Lease and any Lease Order, and Lessor and Assignee shall not have any obligations thereunder, but shall have the right to require Lessee to terminate Lessee's use of the Software if an Event of Default shall occur and shall be continuing hereunder. In the event rent specified in a Lease Order includes an amount attributable to the financing by Lessor of Lessee's fee for use of Software, Lessee agrees that such amount shall be deemed rent and subject to all the provisions of this Lease Agreement. Upon termination of this Lease Agreement for reasons other than default, Lessee hereby assigns to Lessor, to the extent assignable, any and all rights and obligations relating to software and applicable software licenses.

10. OWNERSHIP, SECURITY INTEREST. It is expressly understood that the Equipment is, and shall at all times remain, personal property of Lessor. Lessee shall have no right, title or interest in the Equipment except as expressly provided herein. If requested by Lessor, Lessee will obtain, prior to delivery of any Equipment, a certificate satisfactory to Lessor from all parties with a real property interest in the premises where the Equipment shall be located, waiving any claim with respect to the Equipment. If Lessor supplies Lessee with labels, plates or other markings stating that the Equipment is owned by Lessor, Lessee shall attach same in a prominent place on the Equipment. Lessee agrees to execute Uniform Commercial Code financing statements and any and all additional instruments requested by Lessor to perfect the interest of Lessor, its successors or assigns in this Master Lease, any Lease Order, the payments due hereunder or the Equipment. Lessee authorizes Lessor to file a copy of the Master Lease or any Lease Order or invoice as a financing statement. Lessee agrees to reimburse Lessor for all recording and filing fees.

11. ASSIGNMENT OR SUBLETTING BY LESSEE. LESSEE SHALL NOT ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THIS LEASE AGREEMENT, ANY LEASE ORDER OR ANY OF ITS RIGHTS THEREUNDER NOR SUBLEASE OR LEND ANY OF THE EQUIPMENT TO ANY OTHER PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. ANY PURPORTED ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THIS LEASE AGREEMENT, ANY LEASE ORDER OR ANY OF LESSEE'S RIGHTS THEREUNDER, OR ANY PURPORTED SUBLEASE OR LENDING OF THE EQUIPMENT, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, AT LESSOR'S OPTION, SHALL BE VOID AND OF NO EFFECT. FOR THE PURPOSES OF THIS PARAGRAPH 11, ANY PURPORTED SALE OR OTHER TRANSFER OF A CONTROLLING OWNERSHIP INTEREST OF LESSEE (WHETHER IN ONE TRANSACTION OR SERIES OF RELATED TRANSACTIONS) SHALL BE DEEMED AN ASSIGNMENT OF THE LESSEE'S RIGHTS HEREUNDER REQUIRING THE PRIOR WRITTEN CONSENT OF THE LESSOR. As to any permitted assignment or sublease, the following conditions shall apply:

      (a) Lessee shall remain fully liable for all payments due under each Lease Order and remain the primary obligor for all remaining obligations under this Lease Agreement and any Lease Orders hereunder.

      (b) Lessee shall give Lessor at least thirty (30) days written notice of the location of the Equipment and the identity of the assignee or sublessee prior to the installation at assignee's or sublessee's premises. Lessee shall be responsible for obtaining any and all financing statements and other documentation reasonably requested by Lessor.
                                                                          2 of 4

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     (c) Any sublessee's interest in any permitted sublease hereunder shall be subordinate to the interests of Lessor or any Assignee of Lessor.

12.  DISCLAIMER OF WARRANTIES.

      (A) LESSEE ACKNOWLEDGES THAT LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT, NOR THE AGENT OF THE MANUFACTURER AND THAT LESSOR HAS MADE NO REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATEVER, INCLUDING BUT NOT LIMITED TO: THE DESIGN, CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT. FURTHER, LESSOR MAKES NO WARRANTIES WITH RESPECT TO THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY LAW, RULE, REGULATION, CONTRACT OR PURCHASE ORDER, OR WITH RESPECT TO PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT MATTERS OR "YEAR 2000" COMPLIANCE. LESSOR EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES. AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS, WHERE IS".

      (B) LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE TO THE LESSEE FOR ANY CLAIM, LOSS OR DAMAGE, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR OTHERWISE, INCLUDING WITHOUT LIMITATION, LOSS OF PROFIT, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS, WHICH MAY BE CAUSED, DIRECTLY OR INDIRECTLY, BY THE EQUIPMENT, THE INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE OR ANY USE THEREOF, BY ANY DEFICIENCY OR DEFECT THEREIN, OR BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, ARISING IN STRICT LIABILITY, NEGLIGENCE, CONTRACT, TORT OR OTHERWISE, OR IN ANY WAY RELATING TO OR ARISING OUT OF THE EQUIPMENT, THIS LEASE AGREEMENT OR ANY LEASE ORDER. THE LESSEE AGREES THAT IT WILL, IRRESPECTIVE OF ANY SUCH CLAIM, LOSS, DAMAGE OR EXPENSE, CONTINUE TO PAY SUCH MONTHLY RENTAL CHARGES AND OTHER SUMS AS MAY COME DUE UNDER ANY LEASE ORDER HEREUNDER.

13. ASSIGNMENT OF MANUFACTURER'S WARRANTIES. Lessor hereby assigns to Lessee, to the extent assignable, all manufacturer's warranties, service agreements and patent indemnities with respect to the Equipment, if any, for the purpose of making appropriate claims against the manufacturer, provided that the Lessor shall retain at all times the right to be protected by these warranties, agreements and indemnities as the owner of the Equipment. The Lessee's sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the manufacturer, and not against Lessor or any Assignee of Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of either party with respect to this Lease Agreement. Lessor will, upon request by Lessee and at Lessee's sole expense, cooperate with Lessee in the enforcement of any benefit provided in any such warranties, service agreements and patent indemnities.

14. INDEMNIFICATION. Lessee agrees that it will defend, indemnify and hold Lessor harmless against any and all claims, demands, liabilities, obligations, losses, damages, injuries, penalties, actions, costs and expenses, including reasonable attorney's fees, of whatever kind and nature arising out of or in connection with the possession, use, condition (including, but not limited to, latent and other defects, whether or not discoverable by Lessor or Lessee), operation, ownership by Lessor, selection, delivery, leasing or return of any item of Equipment leased hereunder, regardless of where, how and by whom operated, or any failure on the part of Lessee to accept the Equipment or otherwise to perform or comply with the provisions of this Lease Agreement or any Lease Order, except for Lessor's gross negligence or willful misconduct. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or termination of the Initial Term, any renewal or extension thereof, or of any Lease Order or this Lease Agreement.

15. ASSIGNMENT BY LESSOR. LESSOR MAY ASSIGN OR TRANSFER THIS MASTER LEASE OR ANY LEASE ORDER HEREUNDER OR LESSOR'S INTEREST IN THE EQUIPMENT OR GRANT A SECURITY INTEREST THEREIN TO ONE OR MORE ASSIGNEES WITHOUT NOTICE TO LESSEE. Any Assignee of Lessor shall have all of the rights but none of the obligations of Lessor hereunder unless expressly agreed in writing, and Lessee agrees that it will not assert against any Assignee any defense or counterclaim that Lessee may have against Lessor. Lessee shall have no greater obligations to any Assignee than it had to Lessor at the time of assignment, and such assignment shall not limit or otherwise restrict the rights afforded Lessee hereunder. Lessee hereby (i) consents to such assignments and/or grants, (ii) agrees to promptly execute and deliver UCC financing statements, an Acknowledgment and Consent of Assignment and such further acknowledgments, agreements, certificates and other instruments as may be reasonably requested by Lessor or Assignee to effect such assignments and/or grants. Lessee acknowledges that any assignment or transfer by Lessor made in accordance with the provisions of this paragraph shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. In the event of an assignment, all references herein to Lessor shall be deemed to include Assignee. Notwithstanding any such assignment: (i)Lessor shall not be relieved of any of its obligations hereunder; and (ii) the rights of Lessee to quiet enjoyment and possession of the Equipment shall not be impaired so long as Lessee is not in default under this Lease.

16. QUIET POSSESSION AND ENJOYMENT. Lessor covenants that so long as Lessee is not in default hereunder, neither Lessor nor any Assignee will disturb Lessee's quiet possession and enjoyment of the Equipment, subject to and in accordance with the provisions of this Lease Agreement and the applicable Lease Order.

17.  DAMAGE, DESTRUCTION OR LOSS.

      (a) Upon delivery of the Equipment to Lessee until the Equipment is redelivered to Lessor, Lessee shall bear the entire risk of loss, damage, or destruction with respect to the Equipment resulting from any cause whatsoever.

      (b) If any Equipment becomes damaged beyond repair, lost, stolen, destroyed or permanently rendered unfit, or in the event of any condemnation or taking by any governmental authority (any such occurrence being hereinafter referred to as an "Event of Loss"), then Lessee shall promptly notify Lessor and shall do either of the following within thirty (30) days after the occurrence of an Event of Loss:

         (i) At its expense, promptly replace the affected Equipment with like or better replacement equipment of identical make, model, configuration, capacity and condition, in good repair, free and clear of all liens, in which case any such replacement equipment shall become the property of Lessor and for all purposes of this Master Lease shall be deemed to be the Equipment which it replaced; or

         (ii) Terminate the Lease Order with respect to the affected Equipment and pay to Lessor on the next payment date, an amount equal to the present value of the remaining rental payments discounted by five percent (5%), plus the fair market value in continued use of the Equipment.

18. INSURANCE. Lessee shall, at its expense, insure the Equipment against all risks and in such amounts as Lessor shall reasonably require (but not less than the full replacement value) with carriers reasonably acceptable to Lessor, shall maintain a loss payable endorsement in favor of Lessor and its assigns affording to Lessor and its assigns such additional protection as Lessor and its assigns shall reasonably require, and Lessee shall maintain liability insurance reasonably satisfactory to Lessor and its assigns. All such insurance policies shall name Lessee, Lessor and its assigns as additional insureds and shall name Lessor and its assigns as loss payee(s), and shall provide that insurance coverage shall not be canceled or altered without at least thirty (30) days prior written notice to Lessor and Assignee, and that no breach of warranty by Lessor shall invalidate such insurance with respect to any additional insured. Lessee shall promptly furnish appropriate evidence of such insurance to Lessor and any Assignee.

19. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to Lessor and any Assignees on the date hereof and on the date of each Lease Order that: (i) the execution and performance of this Lease Agreement and all Lease Orders are duly authorized and this Lease Agreement and the Lease Orders constitute legal, valid and binding obligations of Lessee enforceable in accordance with their terms; (ii) the performance under the Lease Agreement and all Lease Orders by Lessee will not result in any breach, default or violation of Lessee's articles of incorporation or by-laws, if applicable, or partnership agreement, if applicable, or any agreement to which Lessee is a party; (iii) Lessee is in good standing duly organized, and validly existing in its jurisdiction of incorporation or organization and in any jurisdiction(s) in which any of the Equipment is to be located; (iv) there are no actions, suits or proceedings pending or threatened, before any court, agency, or arbitrator which will, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under this Lease Agreement or any Lease Order; and
(v) any and all information with respect to Lessee heretofore furnished to Lessor was, when furnished, true and complete.

20. FINANCIAL STATEMENTS, ETC.. During the term of this Lease Agreement, Lessee shall furnish to Lessor and any Assignee Lessee's audited balance sheet, income statement and statement of cash flows for its most recent fiscal year, within ninety days and quarterly statements within forty-five days, all prepared in accordance with generally accepted accounting principles consistently applied, and, from time to time, such other information concerning the Equipment as Lessor or any Assignee may reasonably request.

21. DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder and under each Lease Order entered into pursuant hereto:
                                                                         3 of 4
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      (a) Lessee shall fail to pay any installment of rent or other charge due under this Lease Agreement or any Lease Order thereunder within ten (10) days after the same is due and payable;

      (b) Lessee attempts to move, sell, assign, transfer, encumber, dispose of, sublet or lend any of the Equipment without the prior written consent of Lessor;

      (c) Except for defaults covered by Paragraph (a) above, Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder or under any Lease Order and such failure continues unremedied for fifteen (15) days after notice thereof to Lessee by Lessor;

      (d) Any representation or warranty made by Lessee in this Lease Agreement, any Lease Order, or in any document or certificate made or furnished to Lessor in connection herewith or pursuant hereto shall prove to be false at any time in any material respect;

      (e) Lessee ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated to be bankrupt or insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding; consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action to effect a dissolution or liquidation and, in the case of any such proceeding not being instituted by Lessee, such proceeding is not dismissed or vacated within thirty (30) days.

22. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, with or without terminating this Lease Agreement, do any one or more of the following:

      (a) Proceed by appropriate court action to enforce performance by Lessee of the applicable terms of this Lease Agreement or any Lease Order;

      (b) Declare immediately payable all sums due and to become due hereunder for the full term of any and all Lease Orders under this Master Lease;

      (c) If the Lease Order provides for a Stipulated Loss Value or other fixed value of the Equipment, recover (i) any then accrued and unpaid rent plus interest thereon at the late payment rate, (ii) the Stipulated Loss Value or other fixed value, at Lessor's option, of the Equipment as of the rent payment date immediately preceding Lessee's date of default, and (iii) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, release or other disposition of the Equipment, including reasonable attorney's fees and costs incurred in connection therewith or otherwise resulting from Lessee's default;

      (d) If the Lease Order does not provide for a Stipulated Loss Value or other fixed value for the Equipment, recover from Lessee damages, not as a penalty, but herein liquidated for all purposes and in an amount equal to the sum of (i) any then accrued and unpaid Rent plus interest thereon at the Late Payment Rate, (ii) the present value of all remaining Rent contracted to be paid over the unexpired portion of the Initial Term or any extended term, discounted at an interest rate of five percent (5%) per annum plus prepayment penalty fees,
(iii) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, or repair, sale, re-lease or other disposition of the Equipment, including reasonable attorney's fees and costs incurred in connection therewith or otherwise resulting from Lessee's default and (iv) the fair market residual value in continued use at the time of default of the Equipment determined by Lessor;

      (e) Re-lease or sell any or all of the Equipment at a public or private sale, with the privilege of becoming the purchaser or Lessee thereof, on such terms and notice as Lessor shall deem reasonable, and thereafter Lessor shall apply the proceeds derived therefrom as follows, Lessee remaining liable for any deficiency: First, to reimburse Lessor for all costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including reasonable attorney's fees, commissions and broker's fees and costs incurred in connection therewith or otherwise resulting from Lessee's default; second, to pay Lessor any amounts owing hereunder, third, to reimburse Lessee for any amount paid hereunder as a result of Lessee's default; and fourth, any surplus remaining thereafter to Lessor;

      (f) Take immediate possession of any or all of such Equipment wherever situated, and for such purpose, enter upon any premises (by summary proceedings or otherwise) where the Equipment is located without prejudice to any other remedy or claim referred to herein; and

      (g) Exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law.

      A termination hereunder shall occur only upon notice by Lessor and only as to such Equipment as Lessor specifically elects to terminate and this Master Lease and all Lease Orders hereunder shall continue in full force and effect as to the remaining Equipment, if any. No remedy referred to in this Paragraph 22 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights.

23. LOSS OF ANTICIPATED TAX BENEFITS. Lessee acknowledges that unless otherwise agreed to in writing by Lessor, Lessor intends to claim all available tax benefits of ownership with respect to the Equipment (the "Tax Benefits"), including, but not limited to, cost recovery deductions as provided in Section 168 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each item of Equipment for each of Lessor's taxable years during the Initial Term and any extended or renewal term. Notwithstanding anything herein to the contrary, if Lessor shall not be entitled to, or shall be subject to recapture of the Tax Benefits as a result of any act, omission or misrepresentation of Lessee, Lessee shall pay to Lessor upon demand an amount sufficient to reimburse Lessor for such loss, together with any related interest and penalties, based on the highest marginal corporate income tax rate prevailing at the time of such loss, regardless of whether Lessor or any member of a consolidated group of which Lessor is also a member is then subject to any increase in tax as a result of such loss of Tax Benefits.

24. TERMINATION. Each Lease Order, with respect to all but not less than all of the Equipment covered thereby, may be terminated by either party at the end of the Initial Term or any renewal or extended term thereof provided written notice of termination of a Lease Order is given between one hundred eighty days and ninety days prior to the termination of the Lease Order. If proper notice of termination is not given, or if the Equipment is not returned to Lessor as notified, the term of the Lease Order shall be extended on the same terms and conditions for six months. Thereafter, the Lease Order as so extended may be terminated by either party at the end of any calendar month by giving the other party ninety days prior written notice.

25.  GENERAL.

      (a) This Lease Agreement and any Lease Order hereunder shall be governed in all respects by the laws of the State of Florida. Lessor and Lessee agree that any dispute between them arising under this Lease Agreement or any Lease Order shall be resolved in the state or federal courts in the State of Florida having within its jurisdiction the City of Tampa, Florida. Lessee hereby knowingly and irrevocably waives any objections to an action in such courts in the State of Florida on the grounds of lack of personal jurisdiction or improper venue and agrees that effective service of process may be made upon Lessee by mail under the notice provisions of subparagraph 25(c) hereof. NO RIGHTS OR REMEDIES REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE SHALL BE INCORPORATED INTO THIS LEASE AGREEMENT UNLESS EXPRESSLY GRANTED IN THIS LEASE AGREEMENT OR A LEASE ORDER HEREUNDER.

      (b) This Lease Agreement and all Lease Orders constitute the entire agreement between Lessee and Lessor with respect to the Equipment covered thereby and supersede any prior or contemporaneous agreements or understandings relating thereto. No covenant, condition or other term or provision hereof or of any Lease Order may be waived, changed, amended or modified except by a written agreement signed by both Lessor and Lessee.

      (c) All notices, consents or requests desired or required to be given hereunder shall be in writing and shall be mailed, via certified mail, return receipt requested, to the address of the other party set forth on the first page hereof or to such other address as such party shall have designated by a proper notice.

      (d) This Lease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      (e) Paragraph headings are for convenience of reference only and shall not be construed as part of this Lease Agreement.


      (f) It is expressly understood that all of the Equipment shall be and remain personal property of the Lessor notwithstanding the manner in which the same may be attached or affixed to realty, and Lessee shall do all acts and execute all documents necessary to insure that the Equipment remains personal property.

      (g) All agreements, representations and warranties contained in this Lease Agreement, any Lease Order, and in any document delivered pursuant hereto or in connection herewith shall be for the benefit of Lessor and any Assignee and shall survive the execution and delivery, and the expiration or other termination, of this Lease Agreement and any Lease Order.

      (h) Time is of the essence of this Lease Agreement and each Lease Order.

      (i) Lessee shall, upon request of Lessor, perform all such other acts and execute and deliver to Lessor all such other documents which Lessor deems reasonably necessary to implement the provisions of this Lease Agreement or any Lease Order.

      (j) Each Lease Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but there shall be only one executed original of each Lease Order which shall be marked "Original" (the "Original") and all other counterparts shall be marked "Duplicate". To the extent, if any, that a Lease Order constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in the Lease Order may be created through the transfer or possession of any counterpart other than the Original of the Lease Order accompanied by an Original or certified copy of the Lease Agreement.

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